Exhibit 10.5

SHARE CANCELLATION AND ASSIGNMENT AGREEMENT

         This Share Cancellation and Assignment Agreement (the "Agreement") is entered as of December 10, 2014 by and between Denville and Dover Fund LLC (“Denville”) and World Surveillance Group Inc., a Delaware corporation (the "Company" and together with Denville, the “Parties”).

WHEREAS, Denville is the holder of 31,428,571 shares of the Company’s common stock, par value $0.00001 per share (the “Company Shares”) and, with respect to certain of these Company Shares, which were issued pursuant to a Securities Purchase Agreement between the Parties dated May 5, 2014 (the “Purchase Agreement”), Denville holds (i) a right of first refusal on certain future financings, (ii) piggyback registration rights, (iii) certain anti-dilution rights, and (iv) various other rights (collectively, the “Rights”);

WHEREAS, the Company is the record holder of Ten Million (10,000,000) shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of Drone Aviation Holding Corp. (“Drone” and the shares of Preferred Stock, the “Drone Shares”);

WHEREAS, the Company and Denville entered into a Consulting Agreement dated May 5, 2014 (the “Consulting Agreement”), which the Parties have agreed to terminate; and

WHEREAS, Denville has agreed to return the Company Shares to the Company for cancellation, to terminate the Rights and to terminate the Consulting Agreement in consideration for the assignment of 3,000,000 of the Drone Shares (the “Assigned Drone Shares”) to Denville.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the Parties as follows:

ARTICLE I

CANCELLATION AND ASSIGNMENT

1.1 Cancellation Of Company Shares and Assignment of Drone Shares.  On the date hereof, Denville shall deliver certificates or a DRS statement for the Company Shares along with an irrevocable cancellation instruction (substantially in the form of Exhibit A annexed hereto) to the Company’s stock transfer agent for its common stock, American Stock Transfer & Trust Company, LLC for cancellation of the Company Shares, and the Company shall deliver to Denville (i) a lockup waiver substantially in the form of Exhibit B annexed hereto duly executed by the Company and Drone and (ii) certificate(s) or a DRS statement representing the Assigned Drone Shares along with duly endorsed medallion guarantee(s), executed in blank, along with an irrevocable letter of instruction for transfer to Denville (substantially in the form of Exhibit C annexed hereto) as full consideration for the return and cancellation of the Company Shares held by Denville.  By execution of this Agreement and upon delivery of the Assigned Drone Shares for transfer, Denville hereby terminates the Rights granted to it pursuant to the Purchase Agreement.

1.2 Termination of Consulting Agreement.  On the date hereof, the Parties hereby agree that the Consulting Agreement is terminated and of no further force or effect.

1.3 The Closing.   The closing of the transactions contemplated herein (the “Closing”) shall take place on or prior to December 10, 2014  promptly following the execution hereof or at such later date as to which the parties shall agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES; INDEMNITIES

2.1           Representations and Warranties of the Company. Except as set forth in any disclosure schedule accompanying this Agreement which shall qualify any representations and warranties set forth herein, the Company hereby makes the following representations and warranties to the Denville:

(A)     Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into, and to consummate the transactions contemplated by, this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company.  Each of the documents contemplated by this Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and assuming the due authorization, execution and delivery by Denville of each of the documents, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(B)           Ownership.                      The Company owns and is conveying to Denville all of its rights, title and interests to the Assigned Drone Shares, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description. Assuming the accuracy of the representations and warranties of Denville contained herein, upon consummation of the transaction contemplated hereby, good title in the Assigned Drone Shares shall vest in Denville free of all liens and other charges.  Except as set forth in the Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Company’s knowledge, threatened against the Company or any of the Company’s properties.  Except as set forth in the Disclosure Schedule, there is no judgment, decree or order against the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Company’s knowledge, threatened against the Company.

(C)           No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification, with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company other than the filing of a Form 8-K pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound, which would have a material adverse effect upon the Company.

(D)           Business of Drone.  The Company is aware of Drone’s business affairs and financial condition and has reached an informed and knowledgeable decision to assign the Assigned Drone Shares to Denville. The Company expressly warrants and represents that (i) Denville has not made, and the Company disclaims the existence of or its reliance on, any representation by Denville concerning Drone or the Assigned Drone Shares; (ii) to its knowledge, the Company has no claims against Denville with respect to the foregoing and if any such claim may exist, the Company, recognizing its disclaimer of reliance and Denville’s reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against Denville or any of Denville’s respective partners, representatives, agents or affiliates; and (iii) the Company waives and releases any claim that it might have against Denville or any of Denville’s respective partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on Denville’s knowledge, possession or nondisclosure to the Company of any material, non-public information concerning Drone or its direct and indirect subsidiaries.

2.2           Representations and Warranties of Denville.  Denville represents and warrants to the Company as follows:

(A)           Authorization; Enforcement.  Denville has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Denville and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Denville, and no further action is required by Denville.  Each of the documents contemplated by this Agreement has been duly executed by Denville and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Denville enforceable against Denville in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. There is no judgment, decree or order against Denville that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(B)           No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by Denville, nor the consummation by Denville of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with, or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Denville, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Denville or any of its properties or assets, the violation of which would have a material adverse effect upon Denville, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Denville is a party or by which Denville or any of its respective properties or assets may be bound, which would have a material adverse effect upon Denville.

(C)           Accredited Investor.  Denville (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that Denville is capable of evaluating the merits and risks of an investment in Drone and the suitability thereof as an investment for Denville; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of Drone concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Denville; and (iv) is in a financial position to hold the Assigned Drone Shares for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in Drone.

ARTICLE III
MUTUAL RELEASE

3.1             Company Release.  The Company does hereby irrevocably release, cancel, forgive and forever discharge Denville, each of its agents, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees (the “Denville Parties”), from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, in law or in equity, whether known or unknown, whether suspect or not, which the Company now has or may, can or shall have in the future against the Denville Parties that have arisen, or may have arisen, based upon or by reason of any matter, cause or thing from the first day of the world, through and including the date hereof, except only the obligations and agreements contained in this Agreement, and the Company does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Agreement.

3.2             Denville Release.  Denville does hereby irrevocably release, cancel, forgive and forever discharge the Company, each of its agents, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees (the “Company Parties”), from all actions, claims, demands damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, in law or in equity, whether known or unknown, whether suspect or not, which Denville now has or may, can or shall have in the future against the Company Parties that have arisen, or may have arisen, based upon or by reason of any matter, cause or thing from the first day of the world, through and including the date hereof except only the obligations and agreements contained in this Agreement, and Denville does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Agreement.

ARTICLE IV
MISCELLANEOUS

4.1           Entire Agreement; Amendments.  The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

4.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon actual receipt by the party to whom such notice is required to be given at such address as set forth on the signature pages hereto or as such party may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted from the date of transmission.

4.3             Applicable Law, Venue and Jury Trial Waiver.   This Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.4           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

4.5           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.6           No Waiver.   The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right.  No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

4.7           Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

4.8           Further Assurances.  Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

4.9.           Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder’s fees).

4.10.           Acknowledgement and Waiver.  The Company and Denville each hereby acknowledge that: Sichenzia Ross Friedman Ference LLP serves as counsel to Drone.  Such firm does not represent either of the Company or Denville.  The Company and Denville each has been advised by the foregoing counsel that in connection with this Agreement and the matters described herein, each of the Company and Denville should retain counsel of its choice with respect to this Agreement and the matters herein, and to obtain the advice of other counsel inasmuch as important rights may be involved or affected relative to the matters herein.  No presumption against any party to this Agreement shall be asserted as a result of the drafting of or in connection with the drafting and negotiation of this Agreement and ancillary agreements.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CANCELLATION AND ASSIGNMENT OF SHARES AGREEMENT]

THE COMPANY:

WORLD SURVEILLANCE GROUP INC.

/s/ Glenn D. Estrella
By:   Glenn D. Estrella
Title:  President
Address for Notice by personal or courier delivery:

State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815
Attn: President

Address for Notice by U.S. Mail:

Mail Code: SWC
Kennedy Space Center, FL 32899
Attn:  President

Facsimile: 3210452-8965

DENVILLE AND DOVER FUND LLC

By: Paradox Capital Partners, LLC, its Managing Member

/s/ Harvey Kesner
By: Harvey Kesner
Title: Manager and Sole Member

Address for Notice:  4 South Orange Avenue, Unit No. 170
South Orange, NJ 07079
Attn: Denville and Dover